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                                                                EXHIBIT 10.qqq


                            AGREEMENT FOR PURCHASE OF
                          CONSULTING AND OTHER SERVICES

      THIS AGREEMENT made as of the 23 day of January, 1997, by and between OVERSEAS MANAGEMENT, INC., a Delaware corporation (the "Manager"), and URBAN RETAIL PROPERTIES CO., a Delaware corporation (the "Consultant"):

                               WITNESSETH, THAT:

      WHEREAS, Manager is the manager of the "Center" (as hereinafter defined) under the terms of a Management Agreement with Copley Place Associates, LLC ("Owner") dated as of the date hereof (the "Management Agreement").

      WHEREAS, Consultant has prior experience with the operation and management of the Center, and

      WHEREAS, Manager wishes to engage Consultant for the purpose of providing certain consulting and other services with respect to the management and operation of the Center.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                              CERTAIN DEFINITIONS


                  For purposes of this Agreement, the following terms have the following meanings:


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      Section 1.1 "Central Property" means that certain subleasehold interest in real estate and the retail shopping and office complex with associated parking located thereon, and easements and appurtenances thereto, commonly known as "Copley Place" and situated at the intersection of Dartmouth Street and Stuart Street, in Boston, Massachusetts.

      Section 1.2 The "Dartmouth Street Garage means that certain leasehold interest in real estate and the improvements located thereon, and easements and appurtenances thereto, commonly known as the "Dartmouth Street Garage" located at 128 Dartmouth Street in Boston, Massachusetts.

      Section 1.3 The "Center" means the Central Property and the Dartmouth Street Garage, together with any real property, improvements, personal property or intangible property now owned or hereafter acquired by Owner or any nominee of Owner, which relates to the Center.

      Section 1.4 "LLC Agreement" means that certain agreement captioned Amended and Restated Limited Liability Company Agreement of Copley Place Associates, LLC, dated as of January _______, 1997, between OPCC (as defined in Section
2.2.5 hereof) and JMB Realty Corporation, a Delaware corporation ("JMB").

                                   ARTICLE II

                                      TERM

      Section 2. 1 Duration. Unless earlier terminated as set forth herein, the term (the "Term") of this Agreement shall commence on the date hereof and shall continue indefinitely unless terminated as provided herein, except that if under applicable law a maximum term is required, the Term shall be the maximum term allowed by law.


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      Section 2.2. Termination by Manager. Manager may terminate this Agreement as provided in this Section 2.2. This Section 2.2 sets forth the sole and only rights of Manager to terminate this Agreement.

      2.2.1. Certain Defaults. Manager may terminate this Agreement by 30 days written notice to Consultant at any time within one year after the occurrence of a 'Termination Default Event." As used herein, "Termination Default Event" means (i) the material fraudulent conduct by the Consultant resulting in material damage to Owner (but unauthorized acts of employees of Consultant, such as employee theft, will not constitute fraud by the Consultant), (ii) willful breach of fiduciary duty resulting in material damage to Owner or Manager, or (iii) the occurrence during any two calendar year period of three or more Untimely Cured Notice Defaults which cover similar defaults by the Consultant. As used herein, "Untimely Cured Notice Default' means the occurrence of a material default by Consultant hereunder and the failure of Consultant to the cure the same within thirty (30) days after written notice of such default by Manager (unless the same is a nonmonetary default which cannot be cured within such thirty (30) day period, in which event such default will not be an Untimely Cured Notice Default if the Consultant promptly commences and diligently and continuously pursues to completion the cure of the same).

      2.2.2. Casualty or Condemnation. Manager may terminate this Agreement by written notice to Consultant in the event that Owner permanently discontinues the operation of the Center on account of damage to or destruction of, or a taking by (or a sale under threat of) eminent domain of, a substantial part of the Center.


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      2.2.3. Sale of Center. Manager may terminate this Agreement by written notice to Consultant in the event that all or substantially all of the Center is sold or disposed of.

      2.2.4. Change in Ownership of Consultant. Manager may terminate this Agreement by 90 days written notice to Consultant at any time when either (i) Consultant ceases at any time during the period from January 1, 1997 through December 31, 1999 to be controlled, directly or indirectly by either JMB Group (as defined below) or by the REIT (as defined below) or (ii) JMB Group ceases to own at least the Required Minimum Number of Adjusted Shares. Consultant shall deliver to Owner a semi-annual certification on or before April 30 (for each of the quarters ending on December 31 and March 31) and on or before October 31 (for each of the quarters ending on September 30 and June 30) of each year, certifying that the JMB Group owned, or did not own, at least the Required Minimum Number of Adjusted Shares, in each case as of March 31, June 30, September 30 and December 31 of each year and shall deliver a certification on or before April 30 of each year as to the matters described in (i) above. In addition, within 30 days after request by Owner from time to time, Consultant shall provide such certification to Owner and, if requested, such reasonable evidence verifying such ownership. Owner agrees to keep all such information received from Consultant hereunder strictly confidential, and shall promptly return or destroy such information upon Consultant's written request.

             (a) "Required Minimum Number" means the lesser of (i) 5,400,000, which number shall be adjusted to reflect any stock splits or mergers with respect to the, "REIT" (as hereinafter defined) which occur on or after December 22, 1996, or (ii) $150,000,000 divided by the then publicly traded price per share of the common stock of the REIT.


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             (b) "Adjusted Shares" means (i) shares of common stock of Urban
      Shopping Centers, Inc. or any entity into which Urban Shopping Centers, Inc. is merged or consolidated (collectively, the "REIT"), (ii) shares of any other class of stock convertible into shares of common stock of the REIT (calculated based on the number of shares of common stock of the REIT into which such other class of stock is convertible), (iii) debt convertible into shares of common stock of the REIT (calculated based on the number of shares of common stock of the REIT into which such debt is convertible), and (iv) any other interest (including, but not limited to, partnership interests in Urban Shopping Centers, L.P.) which can be converted into shares of common stock of the REIT (calculated based on the number of shares of common stock of the REIT into which such interest can be converted).

             (c) "JMB Group" means (i) JMB Realty Corporation, (ii) the present direct or indirect shareholders of JMB Realty Corporation, (iii) the parents, siblings, spouses, children, grandchildren and other descendants of any of the persons described in clause (ii), trusts of which any of the persons described in clauses (i) and (ii) above are the grantor or a principal beneficiary, and (iv) any corporation, partnership, limited liability company or other entity controlled by, under common control with, or controlling, any of persons or entities described in clauses (i),
      (ii), (iii) or (iv) above.

            2.2.5. 5-Year Notice if Overseas Exit Occurs. In the event that there is an "Overseas Exit," Manager may at any time thereafter terminate this agreement on 5 years notice to Consultant (in which event the term of this Agreement shall end on the date which is the fifth anniversary of the date on which such notice is received by Consultant). As used herein, "Overseas Exit" means the transfer by Overseas Partners Capital Corp., a Delaware


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      corporation ("OPCC"), of its entire interest in Owner to an entity in which neither OPCC no any "Affiliate" thereof (as defined with respect to OPCC in the LLC Agreement) own an interest.

            2.2.6. 30-Day Notice if Overseas Exit Occurs. In the event there is an Overseas Exit Manager may at any time thereafter terminate this agreement on 30 days written notice to Consultant. If Manager gives such notice, Manager shall pay to Consultant (from its own resources or from funds supplied by OPCC's successor, and not from funds of Owner) a termination fee equal to all compensation and reimbursements due to Consultant hereunder through the date of termination plus 5 times the "Net Economics' payable to Consultant for the calendar year immediately preceding the calendar year in which such notice is given. Such termination fee shall be paid within 30 days after the notice of termination is given (and the termination shall not be effective unless Manager pays such termination fee to Consultant). A used herein, "Net Economics", for a calendar year means the Percentage Fee (as defined in Schedule 7. 1) required to paid to Consultant hereunder for such year.

            2.2.7. Occurrence Of Major Non-Performance Event. Manager may terminate this Agreement on 30-days written notice ("Major Non-Performance Termination Notice") to Consultant at any time after the occurrence of a Major Non-Performance Event, provided however no such termination notice may be given under this Section 2.2.7 prior to the date which is three years after the date hereof or after the date on which an Overseas Exit occurs. If Manager gives such notice, Manager shall pay to Consultant (from its own resources or from funds supplied by OPCC's successor, and not from funds of Owner) a termination fee

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      equal to all compensation and reimbursements due to Consultant hereunder through the date of termination plus 3 times the Net Economics paid to Consultant for the calendar year immediately preceding the calendar year in which the Major Non-Performance Termination Notice is given. Such termination fee shall be paid within 15 days after the date on which the Major NonPerformance Termination Notice is given (and, subject to Consultant's right to contest same as set forth below, the termination shall not be effective unless Manager pays such termination fee to Consultant). As used herein, a 'Major Non-Performance Event" will only be deemed to occur if all of the following are true: (i) Manager gave a written notice specifying in detail the failure by Consultant to perform its obligations hereunder, setting forth the steps Consultant would need to cure such failure, and stating that such notice is a "Major Non-Performance Default Notice' given under this Section 2.2.7; (ii) such failure of performance was believed in good faith by Manager to constitute a material detriment to Owner; (iii) Consultant failed to take the steps needed to cure such failure in a manner reasonably satisfactory to Manager within 30 days after such notice or, if longer, within the time reasonably needed to achieve such cure (but not in excess of six months unless impossible to achieve such cure within such six months), and (iv) Manager has concluded in good faith that its relationship with Consultant is strained and that the performance of the Center would be substantially enhanced (for reasons other than a reduction in management fees) by the termination of Consultant. In the event Consultant accepts the payment of the Major Non-Performance Termination Fee, (evidenced by Consultant's failure to return or repay same within 15 days after the date Consultant receives same) the same shall constitute (i) waiver of an right of Consultant to dispute whether the alleged Major Non-Performance Event


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      occurred, (ii) waiver by Manager and Owner of any right to make a claim for damages against Consultant on account of this Agreement, including, without limitation, any of the matters specified in the Major NonPerformance Default Notice, and (iii) acceptance by Consultant of liquidated damages for. any claim Consultant may have against Manager or Owner on account of this Agreement, including, without limitation, any wrongful termination hereof. Without limitation on the foregoing, the acceptance of the Major Non-Performance Termination Fee will not constitute an admission by Consultant of any matter or thing.

            2.2.8 Occurrence of Transfer to Non-JMB Affiliate. Manager may terminate this Agreement on 30 days' written notice to Consultant at any time after the interest of JMB in Owner has been transferred to an entity which is not an "Affiliate" of JMB or of "Urban Shopping Centers" (such quoted terms as defined in the LLC Agreement).

            2.2.9 Certain Consequences of Termination. In the event of the termination of the Management Agreement pursuant to Sections 2.2. 1 (a) or
      2.2. 1 (d) thereof, and if immediately prior to such termination this Agreement is still in effect, then Owner and Consultant shall immediately enter into a new Management Agreement (the "New Agreement"), identical to the Management Agreement (except as provided in the next sentence), and this Agreement shall continue in full force and effect. The New Agreement shall provide that (i) the New Agreement shall continue until, but shall terminate on, the date on which this Agreement is terminated in accordance with the terms hereof (and, accordingly, there shall be no termination right by Owner as to the New Agreement other than the termination of this Agreement in accordance with the terms hereof, (ii) in the event that under the terms of this Agreement, the manager under the New Agreement (in its capacity as manager) has the right to terminate this Agreement, such


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      termination right may be exercised by Owner (with the Managing Member of
      Owner responsible to pay all sums owing to Consultant with respect to such termination of this Agreement), (iii) this Agreement and the New Agreement shall, at the election of either Owner or Consultant, be consolidated into a single agreement (but if Owner and Consultant are unable to agree upon the form of such consolidated agreement, then such agreements will not be consolidated but rather shall each remain in full force and effect).

            2.2.10 Termination of Management Agreement by Manager. In the event that at the time of termination of the Management Agreement by Manager under Section 2.3 thereof this Agreement has not theretofore terminated, Owner shall promptly give Consultant notice. of Manager's election to so terminate, and Consultant shall have the right to elect, by giving written notice to Owner and Manager at least 30 days prior to such specified date for termination, to cause Manager to assign Manager's right, title and interest in the Management Agreement to Consultant on the date which Manager otherwise proposed for termination, in which event the Management Agreement shall not terminate on such date but rather shall continue thereafter with Consultant acting as Manager thereunder (as well as acting as Consultant under this Agreement). In the event of such assignment (i) the Management Agreement shall continue until, but shall terminate on, the date on which this Agreement is terminated in accordance with the terms hereof (and, accordingly, there shall be no termination right by Owner as to the Management Agreement other than the termination of this Agreement in accordance with the terms hereof), (ii) in the event that under the terms of this Agreement, Manager (in its capacity as Manager) has the right to terminate this Agreement, such termination right may be exercised by Owner (with the Managing Member of Owner responsible to pay all sums owing to Consultant with respect to


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      such termination of this Agreement), and (iii) the Management Agreement and this Agreement shall, at the election of either Owner or Consultant, be consolidated into a single agreement (but if Owner and Consultant are unable to agree upon the form of such consolidated agreement, then such agreements will not be consolidated but rather shall each remain in full force and effect).

            Section 2.3 Termination by Consultant. At any time Consultant may elect to terminate this Agreement by giving at least 120 days' prior written notice to Manager, in which event this Agreement shall terminate on the date for termination specified in such notice.

            Section 2.4 Effect of Termination. Termination of this Agreement shall terminate all rights and obligations of the parties hereunder (except that such termination shall not affect the rights and obligations of the parties arising prior to the effective date of such termination and shall not prejudice the rights of either party against the other for any prior breach of this Agreement, except to the extent set forth in Section
      2.2.7 above). Without limitation on the generality of the foregoing:

            2.4.1 Termination of this Agreement shall terminate any and all rights of Consultant to act in such capacity on behalf of or with respect to the Center (and Consultant shall, if Manager so requests, execute a notice to third parties that such rights of Consultant have been so terminated).

            2.4.2 Manager's termination of this Agreement pursuant to Section
      2.2. (other than a termination under Section 2.2.7) or the termination of this Agreement by Consultant pursuant to Section 2.3 hereof shall in no way preclude Manager from recovering hereunder for its loss or damage resulting from the default or breach of Consultant, or from recovering from


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      Consultant any sums due hereunder to Owner or Manager with respect to the period prior to the effective date of termination.

            Section 2.5 Final Accounting. Upon the termination of this Agreement (whether upon expiration of the. Term or an earlier termination as herein provided), Consultant shall within ten (1O) business days provide or deliver to Owner and Manager (a) to the extent Consultant is then responsible for providing property accounting services hereunder, a final accounting of the operations of the Center for the period since the most-recent previous accounting so provided by Consultant; (b) all monies of Owner or Manager held or controlled by Consultant with respect to the Center which Consultant is not entitled by this Agreement to disburse to itself; (c) as received, any monies due Owner or Manager under this Agreement with respect to the Center, but received by Consultant after such termination; (d) all materials, supplies, keys, contracts, leases, documents and accounting papers (other than those relating solely to Consultant's own business and affairs) possessed by Consultant with respect to the Center; and (e) a duly executed and acknowledged assignment of all rights Consultant may have in and to any existing assignable contracts relating to the operation and maintenance of the Center, and Manager shall assume and agree to hold Consultant harmless from all of Consultant's obligations thereunder, except to the extent that the existence thereof is contrary to any provision of this Agreement or the same are expressly required to be retained by Consultant under the provisions of this Agreement. To the extent not previously paid by Manager or Owner, or disbursed by Consultant to itself as herein provided, Manager shall pay all compensation due to Consultant hereunder though the date of termination within ten (1O) business days thereafter. Manager shall also thereafter cause Owner to pay Consultant, within ten (1O) business days of receipt of reasonable

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      evidence thereof, for any other costs and expenses (including, without limitation, Reimbursable Costs, as defined in Schedule 7.1) which were properly incurred by Consultant on behalf of Owner prior to the date of termination and not reimbursed to Consultant.

                                   ARTICLE III

                                SCOPE OF SERVICES

            Section 3. 1 Scope of Services. On and subject to the terms hereof and subject always to the supervision and control of Manager, Consultant shall perform or cause to be performed the services and functions described in this Agreement (the "Services"), as agent on behalf of Owner and Manager. Consultant may subcontract any of such Services to Affiliates of Consultant (as defined in Schedule 7.1 hereof), or, subject to the prior written approval of Manager, to other entities. Without limitation on the general nature of the foregoing, subject to the supervision and control of Manager, Manager hereby appoints Consultant as the exclusive leasing agent for the retail space in the Center, to act in such capacity as agent for Owner and Manager as further set forth herein.

            Section 3.2 Amendments. The scope of Services and the fees and charges payable therefor may not be amended except by the written agreement of Manager and Consultant.

            Section 3.3 Subject to Management Agreement. Manager has provided Consultant with a true and correct copy of the Management Agreement and shall promptly provide Consultant with all amendments and modifications thereto which hereafter become effective. Nothing in this Agreement shall authorize or require Consultant to take any action on behalf of Owner or Manager which would constitute a default by Manager under the Management



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      Agreement if performed by Manager, without the prior written consent of both Owner and Manager.

            Section 3.4 Action By Owner and Manager. For purposes of this Agreement, all (respecting Manager only) or Property Manager (respecting Manager only) of Manager or of the Managing Member of Owner shall be conclusively deemed to be the authorized action of Owner or Manager, as applicable.

                                   ARTICLE IV

                                  ANNUAL BUDGET

            Section 4.1 Preparation of Budget: Contents. At least 90 days prior to the first day of each calendar year during the Term, Consultant shall prepare and submit to the Manager and Owner a budget (the "Annual Budget) substantially in the form and with such detail as Consultant customarily provides for its third-party clients (other than 1997, as to which such budget shall be prepared and submitted as soon as practicable after the date hereof). With respect to matters which are not within the scope of Consultant's duties and obligations hereunder, Manager agrees to cooperate with Consultant to provide the information necessary to complete the Annual Budget on a timely basis. The Annual Budget shall include, among other matters:

            4.1.1 Operating Budget. An operating budget which shall set forth, among other matters, anticipated operating income, expenses and reserve requirements for such year. The Annual Budget shall not contain provisions for costs or expenses required by Schedule 7.1 hereof to be paid by Consultant without reimbursement hereunder. The Annual Budget shall provide for a contingency amount of at least 5 % of the total operating expenditures (other than


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      "Fixed Obligations," as defined below and non-cash items) set forth in the "Approved Annual Budget" (as hereinafter defined) in the aggregate which may be disbursed by Consultant to the extent otherwise permitted hereunder. Obligations (other than Fixed Obligations) so incurred by Consultant on behalf of Owner in excess of the amount of such obligations provided for in the Approved Annual Budget and not specifically otherwise approved by Owner shall be applied against the contingency amount, and the balance from time to time of such contingency amount is hereinafter sometimes referred to as the uncommitted portion of the contingency amount. Manager and Consultant shall consult and cooperate in good faith to determine which expenditures of Consultant hereunder or by Manager under the Management Agreement shall be applied against the uncommitted contingency amount. The term "Fixed Obligations" shall mean obligations for real estate taxes, debt service and utilities.


            4.1.2 Capital Budget. A capital budget which shall set forth, among other matters, anticipated and proposed capital expenditures for such year and the source of funds in respect thereto.

            4.1.3 Leasing Plan. A statement of the retail space Consultant projects to be leased during such year, the minimum rent and percentage rent it projects to obtain for such space and the other material economic provisions of the tenant leases (including, but not limited to, the contributions to ad valorem taxes, common area expenses and the escalation provisions and any commissions or similar fees payable by reason of new or existing leases, and all tenant improvement costs and expenses to be borne by Owner in connection with tenant leases).

            4.1.4 Staffing Plan. A statement of the number, identity and categories of staffing to be employed on-site by Consultant (either in its capacity as Consultant or as agent


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      for Owner) and the Manager, including salary levels and benefits for each.
      To the extent Consultant or Manager employ subcontractors to perform any of their respective duties and obligations, the staffing plan shall also include an estimate of the number and categories of staffing to be employed on-site by each such subcontractor.

            Section 4.2 Budget Updates. The Annual Budget for a year shall be updated on or about the first day of July of such year by Consultant to reflect any changes indicated by the actual results of operations, and such update shall be submitted to the Manager promptly thereafter. Manager shall provide Consultant with such information as Consultant reasonably requires concerning Manager's operations in order to satisfy Consultant's obligations under this Section 4.2.

            Section 4.3 Approval of Budget. The term "Approved Annual Budget" shall mean the Annual Budget (as revised by revisions thereof approved by Owner and Manager in accordance with the provisions hereof, the Management Agreement and, to the extent applicable, the LLC Agreement. An Annual Budget or a revision thereof shall be deemed approved by Manager and Owner only if it is approved in writing by each of Manager and Owner. Nothing in the Annual Budget submitted by Consultant to Manager hereunder shall be binding upon Owner (or any member of Owner) until the Annual Budget is approved by Owner as aforesaid.

            Section 4.4 Obligation and Authority to Implement Budget. Consultant shall be authorized, without the need for further approval from either Owner or Manager, to make the expenditures and incur the obligations (other than debt service) provided for in the most recent Approved Annual Budget for the areas of responsibility included within the Services, as agent for the Manager and Owner (but only if the Consultant acts substantially in conformance with the


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      Approved Annual Budget, including any contingency amount provided therein)
      and to make all expenditures required with respect to real estate taxes, utilities and debt service (hereinafter "Fixed Obligations"). The Consultant shall have no authority to, and shall not, make any expenditure or incur any obligation in excess of the amount set forth in the Approved Annual Budget for such item (or any uncommitted portion of the contingency amount) without the prior written approval of the Manager or Owner in each instance. It is understood that non-cash items, such as depreciation and amortization, may be reflected in the Approved Annual Budget and that variances between the amounts so reflected in the Approved Annual Budget and the actual amounts of such items shall not affect or limit the amounts of other liabilities and obligations which Consultant may incur and pay on behalf of Owner hereunder. Nothing in this Article IV shall in any manner serve to limit the compensation to which Consultant is entitled pursuant to Article VII of this Agreement.

                                    ARTICLE V

                            THE CONSULTANT'S SERVICES

            Section 5.1 Standard of Performance. Subject to Manager's supervision and control, Consultant agrees, in performing the Services hereunder, directly or indirectly through permitted subcontractors, to use that level of skill, competence and diligence as is used by first class management and leasing firms in the Boston, Massachusetts area with respect to similar properties, except to the extent such performance IS impeded by the failure of Manager to perform under the Management Agreement. Subject to and in furtherance of the foregoing, and except with respect to these services to be performed by Manager under the Management Agreement, the Consultant shall, with respect to the Center, perform or cause to be performed

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      such services as are customarily performed with respect to similar properties by such management and leasing firms in connection with the services set forth in this Article V.

            Section 5.2 Property Accounting: Books and Records. Except to the extent performed and maintained by Manager pursuant to the Management Agreement, Consultant shall perform customary property accounting services and shall maintain at the Center or at such other location as the Manager shall approve and for so long as the Manager shall require during the term hereof, the records, books and accounts of Owner with respect to the management and operation of the Center. Owner and Manager shall have the rights set forth in Section 7.5 with respect to such books and records.

            Section 5.3 Employment of On-Site Personnel. Except for those persons employed by Manager pursuant to the Management Agreement (or persons employed by permitted subcontractors of either Manager or Consultant), all on-site personnel as may be required for the proposed operation and maintenance of the Center, including, but not limited to, clerical, and management personnel, and grounds keeping, janitorial, parking, maintenance, and custodial employees shall be employees of Owner; provided, however, that subject to Owner's prior approval, Consultant may in its reasonable discretion, employ and/or provide payroll and benefits services with respect to such employees, as agent for Owner, so long as Owner pays the full cost to Consultant therefor, with respect to the operations of the Center. Regardless of whether such persons shall be employees of Owner or Consultant, Consultant shall in those areas within its scope of services hereunder, as agent for Owner and Manager, select, hire, pay (or cause to be paid), supervise, direct and discharge all such employees and procure and keep in force workers' compensation insurance (and, when required by law, compulsory


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      nonoccupational disability insurance) covering such employees. At the request of Owner, all employees of Owner or Consultant as hereinbefore provided, or of permitted subcontractors of Consultant, charged with the handling of funds of Owner, shall be covered by fidelity bonds in amounts reasonably acceptable to Manager.

            Section 5.4 Maintenance and Rel2airs. Manager shall be responsible pursuant to the Management Agreement to maintain the Center in a good, condition and to perform all repairs, maintenance and decorating with respect thereto. Consultant shall have no responsibility for any of the foregoing; provided, however, that one of the employees employed pursuant to Section 5.3 shall be a maintenance supervisor who, subject to the direction and control of Manager, shall use reasonable efforts to monitor, supervise and cooperate with Manager concerning the maintenance and repair responsibilities of Manager's subcontractors. Consultant shall have no obligation to perform emergency work but shall use reasonable efforts to inform Manager of any circumstances of which Manager may not be aware which may require such emergency work to be performed.

            Section 5.5 Insurance. If and so long as the Manager so elects, the Consultant shall (and, if Manager does not so elect, Manager shall) procure and maintain insurance (in form and with coverages, limits, endorsements, waivers and deductibles and with insurance companies designated or Approved by the Owner, and to the extent required by any mortgagee of the Center), naming the Owner, the Manager, the members of the Owner, and the Consultant as named insureds thereunder, provided, that, such insurance shall at a minimum include the following (whether procured by Manager or Consultant):

            (a) All-Risk Insurance. Insurance against loss or damage to the Center by fire and any of the risks covered by insurance of the type now known as broad from "all risk" coverage (including theft coverage) in an amount not less than the full replacement cost of the Center, without deducting for physical depreciation; such insurance to include a "Replacement Cost Endorsement," together with (i) a stipulated value or agreed amount endorsement deleting the coinsurance provision of such policy or policies of insurance, (ii) a waiver of subrogation endorsement,
      (iii) coverage for demolition, (iv) an endorsement for increased cost of construction, occasioned by operation of any law or ordinance regulating, the construction, use or repair of the Center, and (v) if such insurance is not part of a blanket program, such other endorsements as may be requested by Owner.

            (b) Public Liability Insurance. Automobile liability insurance covering owned, hired and non-owned vehicles, with separate coverage and with liability limits of not less than $5,000,000 combined single limit. Commercial General Liability Insurance coverage with a minimum combined single limit of at least Five Million Dollars ($5,000,000) and a general aggregate limit of Fifteen Million Dollars ($15,000,000), with broad form property damage coverage.

            (c) Rental Income Insurance. Business interruption and/or loss of rental value insurance in an amount not less than 100% of the projected rental income from the Center for 12 months. The perils insured against under such insurance shall be the same as provided in subsection (a) above, and such insurance shall not have a co-insurance or contribution clause.

            (d) Mandatory Insurance. Workers' compensation, including employer's liability, with a limit of not less than One Million Dollars ($ 1,000,000) and all other insurance required by any ordinance, law or governmental regulation or by any of Owner's lenders.

            (e) Boiler and Machinery Insurance. Mechanical breakdown insurance (also known as "boiler and machinery insurance) covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment and insurance against loss of occupancy or use arising from any such breakdown, in such amounts and with such deductibles as are reasonably satisfactory to Consultant.

            All insurance coverage required to be provided by the foregoing provisions of this Section 5.5 shall provide for thirty (30) days' notice of cancellation or material change and be placed with such carriers and through such insurance broker or agency as the Owner or the Manager may from time to time hereafter designate by written notice to the Consultant; provided, however, that such insurance shall continue to be carried under the existing blanket coverage policies in which the Center currently participates, through May 31, 1997.

            Section 5.6 Collection and Disbursement of Revenue. If and so long as Manager shall so elect, Consultant shall collect rent and all other revenue from the Center and deposit the same (other than security deposits) promptly in an interest-bearing bank account (the "Operating Account") established by Manager, which account shall be maintained by Manager in trust for Owner. As further set forth elsewhere in this Agreement, Consultant, Manager and Owner shall each be authorized and entitled to withdraw funds from the Operating Account, but all such money shall be deemed to be the property of Owner. Such monies of Owner shall not be commingled with the funds of Consultant. Consultant may withdraw from the Operating

      Account (subject to the limitations set forth in this Agreement) disbursements required or permitted to be made under this Agreement; provided, however, that except as otherwise agreed in writing by Manager or as expressly provided herein, disbursements by Consultant out of the Operating Account shall be limited to the purposes set forth in the Approved Annual Budget (including any contingency amount applicable thereto) and to the amounts for such purposes which do not exceed the corresponding sums allocated to the same in the Approved Annual Budget and to the payment of Fixed Obligations. At Manager's election (provided that Manager provides Consultant with any information in Manager's possession necessary to do so), Consultant shall render monthly reports to the Owner and Manager, in such form as is reasonably acceptable to Manager, showing all receipts and disbursements, received or made by Consultant and Manager on behalf of Owner for the preceding calendar month (and, if requested by Manager, will make available to Owner or Manager for its inspection, and will permit Owner or Manager to make copies of, bills, invoices and other information in Consultant's possession or control in connection therewith) on or before the 20th day of each month.

            Section 5.7 Security Deposits. Unless Manager elects by written notice to Consultant to perform such duties, Consultant shall deposit all security deposits for the Center in a separate interest-bearing project account (the "Security Account") in the name of the Manager on which any of Owner, Manager or Consultant may draw. Consultant shall be authorized to withdraw monies from the Security Account at such time as the security deposits are returnable to tenants or in the event of a t6nant default (in which case such monies shall be deposited by Consultant into the Operating Account). It is expressly understood and agreed that all disbursements, transfers and refunds made by Consultant from the Security Account shall be made by a check drawn on the Security Account or appropriate journal or bookkeeping entries and shall be substantiated by appropriate records and accounting procedures. The funds in the Security Account, or the amount thereof requested by Owner, shall be delivered to Owner upon Owner's request.

            Section 5.8 Payments. Except as otherwise directed from time to time by Owner or Manager, Consultant shall make or cause to be made (but, only to the extent of funds in the Operating Account or to the extent Owner provides to Consultant the funds therefor) the payment when due of all obligations of Owner incurred by Consultant on Owner's behalf hereunder, the existence of which were approved by Owner or which were incurred in accordance with the provisions hereof

            Section 5.9 Compliance.

                  5.9.1 In General. Consultant shall use reasonable efforts at the cost of Owner to cause Owner and the Center to be in compliance with all laws applicable to the Center or any part thereof with respect to the Services provided by Consultant hereunder, and subject to the supervision and control of Manager, to cause tenants of the Center to comply with all material covenants, conditions, restrictions, limitations and requirements of every kind or nature which relate to the Center or any part thereof or which are imposed by any lease, contract or instrument to which the Center or Owner is now subject or hereafter becomes subject. Manager and Consultant shall promptly notify one another of any failure to so comply, including violations relative to the leasing, use, repair and maintenance of the Center under governmental laws, rules, regulations, ordinances or like provisions, of which either of them receives notice or knowledge.

            Section 5.10 Contracts and Leases.

            5.10.1 Service Contracts. Consultant may, as agent for Owner, with the prior written consent of the Manager, to the extent the obligations of the Owner thereunder do not exceed the amounts provided for in the Approved Annual Budget (plus any uncommitted contingency amount), negotiate and enter into service contracts for the operation of the Center respecting those functions which are not listed above and are not expressly the responsibility of Manager pursuant to Section 5.1.0 of the Management Agreement, for terms no longer than one year including, without limitation, for electricity, gas, fuel, water, telephone, window cleaning, ash or rubbish hauling, vermin extermination, security and such other supplies, services and other matters for the Center as Consultant shall reasonably deem to be advisable.

            5.10.2 Leases. Subject to the supervision and control of Manager, and subject to subsequent provisions of this Section, Consultant shall use diligent efforts to market for lease and to rent and keep rented the retail portions of the Center by actively seeking out, on both a national and local basis, and procuring, tenants in accordance with the Approved Annual Budget (including the Leasing Plan set forth therein), or as otherwise approved by Manager in writing. Without limitation on the foregoing, Consultant shall negotiate, on behalf of Owner, in accordance with the Approved Annual Budget (or as otherwise approved by Owner or Manager in writing), all retail leases and related agreements for space in the retail areas of the Center, together with any amendments, cancellations, renewals or extensions thereof (all such leases, agreements, amendments, cancellations, renewals or extensions now existing or hereafter entered into being herein individually and collectively referred to as a "Lease" or "Leases"). Consultant shall have no right to execute on behalf of Owner any Lease, amendment of Lease or cancellation of Lease, and shall at no time represent or hold itself out as having such authority. Each proposed Lease shall be delivered by Consultant to Manager for review and for execution by or on behalf of Owner. If any Lease, operating agreement or other document or instrument affecting the Center requires the consent of a third party to a proposed Lease, Consultant will not, without Manager's prior written consent, in each instance, attempt to obtain such third-party consent. Each Lease will set forth expressly any provision required to be set forth in the same under the provisions of the air rights or other leases or subleases governing, from time to time, the Center or any part thereof. Upon execution of any such Lease, Manager shall deliver to Consultant a fully-executed copy thereof. To the extent requested by Manager, Consultant shall perform any necessary tenant coordination services with respect to any such Lease.

            5.10.3 Other Contracts. Consultant, in its capacity as such, shall not enter into any other contract or agreement on behalf of Owner, unless the same is consented to in writing in advance by Owner or Manager or is otherwise expressly authorized hereby.

            Section 5.11 Legal Action. Consultant shall, on behalf of and at the cost of Owner and subject to the supervision and control of Manager, institute all necessary legal action or proceedings for the collection of rent from the Center, for the ousting or dispossessing of tenants or other persons therefrom or for other matters related to tenants, or respecting service contracts entered into by Consultant on Owner's behalf hereunder. Notwithstanding the foregoing, Consultant shall give Manager written notice of its intention to file any lawsuit for any of the foregoing matters, other than for the collection of rent, at least ten (1O) days before it files such lawsuit and shall not institute such lawsuit if Manager objects thereto. In addition, Consultant shall promptly notify Manager of any lawsuit or threat thereof involving or affecting the Center of which Consultant receives notice or knowledge. Except with respect to the collection of rent, Consultant shall not (without the prior written consent of Manager) threaten to (a) institute a lawsuit, (b) refer any matter to a collection agency, or (c) report any delinquency to a credit reporting entity (Consultant agreeing to request Manager's consent that such action be taken when the Consultant determines that such action is appropriate).

            Section 5.12 Tenant Requests. Consultant shall receive and promptly respond to complaints: and requests of tenants, keeping Manager reasonably informed at all times. To the extent any such complaints or requests relate to services which are provided by Manager under the Management Agreement, Consultant shall refer such complaint or request to Manager for action. Systematic records shall be maintained by Manager or Consultant@ as applicable, showing the action taken with respect to each complaint or request. Complaints or requests of a material nature shall be promptly reported in writing by Consultant and Manager to the other. Consultant or Manager, as applicable, shall include in such written report to the Manager all relevant details and appropriate recommendations.

            Section 5.13 Impounds and Capital Reserves. In the event that under the terms or provisions of any mortgage to which the Center is subject, the mortgagor is required to deposit in installments an amount against or based upon taxes, insurance premiums or other sums, then, to the extent Owner provides the funds therefor, Consultant shall open appropriate impound accounts in the name of Owner or lender (if required under such mortgage) and make such deposits unless Manager notifies Consultant that Manager shall perform such function.

            Section 5.14 Security. Consultant shall provide security personnel and services for the Center (either directly or on through approved subcontractors), and such devices and programs with respect thereto, as Consultant reasonably believes is necessary for the safety of visitors to the Center. Such services shall not include any responsibility for the protection of property. Manager and Owner hereby each acknowledge and agree that such safety or security services, devices and programs-provided by Consultant, while intended to deter crime and enhance safety, may not in given instances prevent theft or other injurious acts or ensure safety of parties or property and that consultant assumes no liability to Owner, Manager or any other person or entity for the failure or circumvention thereof. Manager and Owner each agree to cooperate in any safety or security program developed or implemented by Consultant hereunder.

            Section 5.15 Marketing: Customer and Visitor Services: Public Relations. To the extent provided for in the Approved Annual Budget, Consultant shall, as agent for Manager and Owner, provide marketing, customer service, concierge information, public relations, advertising and promotional services for the retail portion of the Center and otherwise as requested by Manager.'

            Section 5.16 Periodic Reporting. Consultant shall make such further periodic reports of its doings to Manager as Manager and Consultant shall agree from time to time to provide Manager with current and updated information on the operation of the Center as to those areas within the scope of this Agreement.

                                   ARTICLE VI

                  BEARING OF EXPENSES: PAYMENT OF COMPENSATION

            Section 6.1 Use of Operating Account. To the extent there are adequate funds available therein, the Operating Account shall be used to pay any and all direct or indirect expenses or Reimbursable Costs (as defined in Schedule 7. 1) of the Owner relative to the operation of the Center. This shall include, without limitation, those costs and expenses incurred by Consultant on behalf of Owner hereunder and those costs and expenses incurred by Manager on behalf of Owner as set forth in the Management Agreement, in each case to the extent authorized herein and therein. The right of Consultant to withdraw funds from the Operating Account for the purposes set forth herein is a material inducement to Consultant to enter into this Agreement, and is a material factor in Consultant's ability to perform hereunder. Therefore, Manager and Owner hereby each agree that, until the termination of this Agreement as set forth herein, appropriate representatives of Consultant shall have authority to withdraw funds from the Operating Account for the payment of such direct expenses and Reimbursable Costs, and Manager and Consultant agree to coordinate with each other and keep each other reasonably informed with respect to their activities relative to the Operating Account. Consultant hereby acknowledges and agrees that Manager, pursuant to the Management Agreement, and Owner shall also have concurrent authority to withdraw funds from the Operating Account for similar purposes.


            Section 6.2 Payment of Consultant's Compensation. The compensation of Consultant provided in Article VII hereof shall be payable as follows. On or before the fifth day of each calendar month, Consultant shall be entitled to the compensation determined under Article VII with respect to the payments received by or on behalf of the Owner during the preceding calendar month. In addition, the Consultant shall be entitled to reimbursement for any Reimbursable Costs immediately upon incurring them on behalf of Owner. Manager and Owner each hereby agree that Consultant may disburse such compensation and Reimbursable Costs to itself during the term hereof, and that to the extent such compensation is payable by

      Manager rather than Owner, such disbursements shall serve as a credit for owner against the fees payable by Owner under the Management Agreement. To the extent Manager has insufficient funds (or receivables from Owner subject to credit as aforesaid) to cover the amounts payable to Consultant hereunder, Owner agrees that it shall be responsible for the payment of any remaining amounts so due to Consultant, immediately upon demand, with a right of contribution against Manager with respect thereto.

            Section 6.3 No Obligation To Advance Funds. Owner and Manager hereby agree that any excess of the compensation, Reimbursable Costs and other costs and expenses payable to or incurred by Consultant, on behalf of Owner in' discharging its obligations and duties hereunder, over the balance available in the Operating Account for the satisfaction thereof shall be borne solely by Owner, and Consultant shall not be obligated to advance its funds therefor, except for those expenses which are to be borne solely by Consultant as set forth in Schedule 7. 1. To the extent Owner fails to make funds available to Consultant for the payment of such items, Consultant shall be excused from such performance hereunder as relates to such failure, provided that the foregoing shall in no event excuse Manager from its obligation to pay Consultant the compensation set forth in Article VII hereof.

                                  ARTICLE VII

                                  COMPENSATION

            Section 7.1 Basic Compensation. As compensation for performing the Services described herein during the entire Tenn, Manager shall pay Consultant a fee, consisting of the Percentage Fee as set forth in
      Schedule 7.1 hereof, hereby incorporated herein by this reference, as it may be amended by the written agreement of the parties from time to time.

            Section 7.2 Office Space, Furniture and Equipment. Manager shall provide no less than 2300 square feet of office space for Consultant within the Center, rent free, to serve as Consultant's on-site office for the performance of Consultant's duties and obligations hereunder, which shall be contiguous to Manager's on-site office. The reasonable cost of furnishing and equipping, and the direct costs of operating, such office, including, without limitation, utilities, telephone and office supplies, shall be borne solely by Owner, and shall be limited to the extent provided in the Approved Annual Budget except as otherwise approved by Owner.

            Section 7.3 Reimbursable Costs. Consultant may pay directly out of the Operating Account, or shall be reimbursed by Owner for, the Reimbursable Costs set forth in Schedule 7.1 and other direct or indirect costs and expenses, to the extent such costs are authorized to be incurred by Consultant hereunder, such payment or reimbursement to be made as set forth in Section 6.2 above.

            Section 7.4 No Other Compensation. Consultant shall receive no compensation or reimbursement of any kind or nature for or during the Term for services performed under this Agreement, except as otherwise expressly provided in this Agreement. Without limitation on the generality of the foregoing, (1) no leasing commissions shall be payable to Consultant, and
      (2) if Consultant, in its capacity as such, performs any special service or work for a tenant not required hereunder, Consultant's profit therefor shall belong to the Owner.

            Section 7.5 Audit. Notwithstanding anything in this Agreement to the contrary, Manager and Owner and their respective representatives shall each have the right at any time, upon three (3) days prior written notice to Consultant, to audit any of the books and records of

Owner maintained by Consultant, including any expenses or payments made or revenue or other payments received by or on behalf of Owner with respect to this Agreement or the Center, and Consultant agrees to surrender such books and records to Manager upon the termination hereof, provided, however, that Consultant shall be entitled to retain a copy thereof.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      Section 8.1 No Joint Venture. This Agreement shall not be construed as effecting a partnership or joint venture between either Owner or Manager, on the one hand, and Consultant on the other hand.

      Section 8.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that Consultant shall not be entitled to assign this Agreement without the prior written consent of Manager, except to an Affiliate (as defined in Schedule 7.1) or to the extent permitted under Section 3.1 or
Schedule 7.1.

      Section 8.3 Owner Indemnity. Owner shall protect, defend, indemnify and hold Consultant harmless from and against any and all loss, cost, damage, liability and expense (including court costs and reasonable attorneys' fees) arising out of the performance by Consultant of its obligations and duties hereunder, it being expressly understood that Owner does not hereby agree to, and shall not, so indemnify Consultant from any such loss, cost, damage, liability or expense arising out of the act or omission of Consultant or any of its agents, employees or other representatives which is grossly negligent, tortious (excluding ordinary negligence) in breach of this Agreement or outside the scope of Manager's authority as provided herein.

      Section 8.4 Consultant Indemnity. To the extent they shall not be compensated for the same by insurance proceeds, Consultant shall protect, defend, indemnify and hold Owner, Manager, the members of Owner and the Center harmless from and against any and all loss, cost, damage, liability and expense (including court costs and reasonable attorneys' fees) arising out of the failure of Consultant or any of its agents, officers, employees or representatives to comply with or perform Consultant's duties and obligations under this Agreement in accordance with the terms hereof or by reason of any act or omission of Consultant or any of its agents, officers, employees or representatives which is grossly negligent, tortious (excluding ordinary negligence) or outside the scope of Consultant's authority as provided herein.

      Section 8.5 Cumulative Remedies. The rights and remedies of the parties hereto shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provision hereof. However, Consultant shall not be liable to Manager hereunder for ordinary negligence.

      Section 8.6 Attorney's Fees. If either party obtains a judgment against the other party by reason of breach of this Agreement, a reasonable attorneys' fee, as fixed by the court, shall be included in such judgment.

      Section 8.7 No Waiver. Time is of the essence of this Agreement. No waiver by either party of any default of the other party or of any event, circumstance or condition permitting a party to terminate this Agreement shall constitute a waiver of any other default of the other party or of any other event, circumstance or condition permitting such termination, whether of the same or of any other nature or type and whether preceding, concurrent or succeeding; and no failure on the part of either party to exercise any right it may have by the terms hereof or by law upon the default of the other party and no delay in the exercise of such right shall prevent the exercise thereof by the nondefaulting party at any time when the other party may continue to be so in default, and no such failure or delay and no waiver of default shall operate as a waiver of any other default, or as a modification in any respect of the provisions of this Agreement. The subsequent acceptance of any payment or performance pursuant to this Agreement shall not constitute a waiver of any preceding default by a defaulting party or of any preceding event, circumstance or condition permitting termination hereunder, other than default in the payment of the particular payment or the performance of the particular matter so accepted, regardless of the nondefaulting party's knowledge of the preceding default or the preceding event, circumstance or condition, at the time of accepting such payment or performance, nor shall the nondefaulting party's acceptance of such payment or performance after termination constitute a reinstatement, extension or renewal of this Agreement or revocation of any notice or other act by the nondefaulting party.

      Section 8.8 Integration: Amendment. This Agreement, including the exhibits attached hereto, constitutes the entire agreement between the parties hereto relative to the subject matter hereof. Any prior negotiations, correspondence or understandings relative to the subject matter hereof shall be deemed to be merged in this Agreement. This Agreement may not be amended or modified except in writing, executed by each of the parties hereto. No waiver of any provision of this Agreement shall be effective unless signed by the party against whom the waiver is asserted.

      Section 8.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

      Section 8.10 Notices. All notices and other communications provided for in this Agreement shall be in writing and may be sent by telephone facsimile or may be personally delivered or mailed by certified or registered United States mail, return receipt requested, postage prepaid and addressed as follows:

      (a) If to the Manager, to:

          Overseas Management, Inc.
          115 Perimeter Center Place
          Suite 940
          Atlanta, GA 30346-1223
          Attn: Legal Department
          (Facsimile No: 770-913-6756)
          with a copy to:

          Overseas Partners, Ltd.
          Craig Appin House
          P.O. Box HM 1581
          8 Wesley Street
          Hamilton HM GX Bermuda
          Attn: Bruce M. Barone, President

      (b) If to the Consultant, to:

          Urban Retail Properties Co.
          900 N. Michigan Avenue
          Suite 1300
          Chicago, IL 60611
          Attn: Legal Department
          (Facsimile No: (312) 915-3180)

          with a copy to:

          Urban Retail Properties Co.
          900 N. Michigan Avenue
          Suite 1300

          Chicago, IL 60611
          Attn: Robert Powell
          (Facsimile No: (312) 915-3180)

or to such other address as any party shall hereafter designate by notice to the others as herein provided. Any notice, demand or request shall be effective upon receipt.

      Section 8.11 Captions. The paragraph headings herein contained are for purposes of identification only and shall not be considered in construing this Agreement.

      Section 8.12 Limitation of Liability. No present or future member in Owner shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Consultant hereby waives any and all such personal liability. The limitations of liability provided in this paragraph are in addition to, and not in limitation of, any limitation on liability applicable to Owner provided by law or by any other contract, agreement or instrument.

      Section 8.13 Inspection by the Owner or Manager. Neither this Agreement nor anything contained herein shall be deemed to limit Owner's and Manager's right to enter upon or inspect the Center or to perform any repair or maintenance or to do or perform any matter or thing required of Consultant hereunder in the event of Consultant's failure to do so, and, without limitation of their respective other rights concerning the Center, Owner and Manager shall each have the right to do any or all of the foregoing in the event of such failure.

      Section 8.14 Joinder by Owner. Owner hereby joins in this Agreement for the sole purposes of:

            (i) acknowledging and agreeing to the appointment of Consultant as agent for Owner and Manager with respect to the duties and obligations assumed by Consultant hereunder;

            (ii) acknowledging and agreeing to the rights of the Consultant in the event of a termination or proposed termination of the Management Agreement as provided herein;

            (iii) agreeing to maintain the minimum insurance set forth in
                  Section 5.5 and acknowledging and agreeing to the rights of Consultant with respect to the Operating Account, the duties and obligations of the Owner with respect to the payment of costs and expenses incurred by Consultant on behalf on Owner hereunder and the payment of Consultant's compensation hereunder to the extent Manager is unable to do so;

            (iv)  providing the indemnity set forth in Section 8.3 hereof, and

            (v) acknowledging the rights, duties and obligations of Owner to give notice or consent to, or waive obligations of, Consultant, and perform such other express covenants of Owner, as are provided herein.

      Section 8.14 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

                                     OVERSEAS MANAGEMENT, INC..,
                                     a Delaware corporation

                                     By:/s/ Bruce M. Barone
                                       --------------------------
                                        Its: President
                                            ---------------------
                                             "Manager"

                                     URBAN RETAIL PROPERTIES CO.,
                                     a Delaware corporation

                                     By /s/
                                       --------------------------
                                       Its  Senior Vice President
                                          -----------------------
                                             "Consultant"


Owner hereby joins in this Agreement for the purposes set forth in Section 8.14 hereof.

COPLEY PLACE ASSOCIATES, LLC,
a Delaware limited liability company

By: OVERSEAS PARTNERS CAPITAL CORP.,
    a Delaware corporation,
    Managing Member

    By:/s/ Bruce M. Barone
       ----------------------------

    Its:  President
        ---------------------------

                                  Schedule 7.1
COMPENSATION

As compensation for the Services provided under that certain Agreement for Purchase of Consulting and Other Services (the "Agreement") to which this schedule is attached, Consultant shall be entitled to receive a percentage fee (the "Percentage Fee"). In addition, without limiting Consultant's rights, duties's and obligations to incur and to pay other costs and expenses of Owner from the Operating Account as provided in the Agreement, including without limitation the provisions of Section 6.1 thereof, Consultant shall be entitled to pay directly from the Operating Account (or to the extent paid out of the Consultant's own funds, to reimburse itself directly from the Operating Account) for certain costs incurred by Consultant on behalf of the Owner (the "Reimbursable Costs").

PERCENTAGE FEE

The Percentage Fee shall be equal to the sum of the following with respect to the revenues derived by Owner with respect to the Center:

      (i) Four and one-half percent of gross revenues derived from the operation of, or received pursuant to rent or business interruption insurance with respect to, parking facilities in the Center leased or operated by Owner; plus

      (ii) Two and two-tenths percent of all amounts paid by tenants under, or received pursuant to rent or business interruption insurance with respect to, leases relating primarily to office space, including, without limitation, base rent, escalated rent based upon the Consumer Price Index or any other standard, payments to amortize tenant work, and payments with respect to real estate taxes, insurance, repairs, maintenance, utilities and other operating expenses and payments for special services; plus

      (iii) (a)   Two and seven-tenths percent of all amounts paid by tenants under, or received pursuant to rent or business interruption insurance with respect to, all other leases, including, without limitation, base or minimum rent, escalated rent, rent based upon sales or receipts, and payments to amortize tenant work; plus

            (b) Nine percent of all amounts collected under such other leases as common area charges (including, without limitation, charges for common area heating, ventilating and air conditioning), including in such common area charges amounts charged to tenants for managing and supervising the common area and of amounts collected from third parties as


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                  reimbursement for costs of maintaining and operating
                  facilities shared with such third parties.

Reimbursable Costs

Reimbursable Costs are the following costs, to the extent such costs are provided for in the Approved Annual Budget (or any uncommitted contingency amount) and subject to the provisions of Section 6.1 of the Agreement, are allocable to the Center (such allocation being determined on a reasonable and fair basis) and are incurred as Consultant hereunder rather than any other capacity (such as, for example, a member of Owner): (a) the cost of Consultant's on-site computer/word processing facilities; (b) the compensation and fringe benefits of the secretaries in said on-site office; (c) travel (including transportation, lodging and meals) and entertainment costs; (d) the "Allocated Overhead Compensation Cost" (as defined below) of Consultant's and its Affiliates' officers and employees incurred in connection with the Consultant's leasing activities hereunder or in working with or developing relationships with governmental or quasi-governmental authorities and personnel or tenants or department stores; (e) the Allocated Overhead Compensation Cost of Consultant's and its Affiliates' officers and employees and all amounts paid to third parties in connection with architectural and engineering design, plan review, supervision and inspection, both on- and off-site, relating to tenant spaces in the Center and on-site review and supervision construction of landlord's and tenant's work relating to tenant spaces; (f) the Allocated Overhead Compensation Cost of Consultant's and its Affiliates' officers and employees, and all amounts paid to third parties in connection with legal assistance, in drafting, negotiating and executing leases for space in the Center; (g) expenses incurred in connection with real estate or property tax consulting (including preparation of documents related thereto), in effort to maintain or reduce taxes applicable to or against the Center or Owner; and (h) the Allocated Overhead Compensation Cost of the Consultant's and its Affiliates' officers and employees, and the expenses, both direct and indirect, incurred relative to on- and off-site marketing and promotional services rendered or contracted for by the Consultant for the Center. As used in this Schedule 7.1, "Allocated Overhead Compensation Cost" shall mean that percentage of an employee which the Consultant customarily charges to projects to reflect the compensation and benefits of such employee and the overhead attributable to such employee [as of the date hereof, such percentage is approximately 260%]. As used in this Schedule 7.1, "Affiliate" shall mean any entity or individual controlling, controlled by or under common control with Consultant or JMB. Except as expressly provided above, in no event shall Owner be required to pay, or shall the Consultant be entitled to any reimbursement for:

      (i) Consultant's off-site overhead, office or administrative expenses;

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            (ii)  the cost of gross salary and wages and other compensation, payroll taxes, insurance, worker's compensation, pension benefits and any other benefits of Consultant's home office personnel; and

            (iii) the cost of general accounting and reporting services provided by the Consultant from any off-site office (except for a reasonable allocation of the Allocated Overhead Compensation Cost of the regional accounting manager who performs property accounting services for the Center), it being further understood that the fees and expenses of any independent accountants shall be borne by the Owner.

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